[U S WEST LOGO]

                               Investor Relations

                                                                     NEWS FLASH
October 21, 1998

--------------------------------------------------------------------------------
Note to investors: U S WEST (NYSE: USW) will hold a live teleconference call at 9:00 a.m. MDT (11:00 a.m. EDT) today to discuss third quarter, 1998 results. Participants should call 1-800-946-0712 by the scheduled start time. A replay will be available starting at noon MDT, through 6 p.m. MDT on Wednesday, Oct. 28 by calling 1-888-707-8792.
--------------------------------------------------------------------------------

          U S WEST CONTINUES EARNINGS GROWTH DURING THIRD QUARTER, 1998

      -- Company Surpasses 100,000 Mark for PCS Subscribers During Quarter;
         Results Reflect Strong Demand in Core Business and New Data and
                               Wireless Products;
        Earnings on Target Despite 2-Week Work Stoppage During Quarter --

DENVER - U S WEST (NYSE: USW) today announced third quarter, diluted earnings per share of $.75, up 4.2 percent from pro-forma, normalized third quarter, 1997 earnings. [Note: Net income and EPS figures used in this release are pro-forma and include full-quarter and year-to-date, 1997 and 1998 impacts from the U S WEST Dex transaction.]

Results were driven by continued double-digit earnings growth in the core communications business. Results were offset by the company's growth initiatives
- PCS, data and video - which, for now, are dilutive. The company released first-year-in-market figures for several of its new wireless and data products, for which Inter@ctive Week and NetWorld+Interop today named U S WEST the year's "Most Innovative Local Exchange Carrier":

     - During the quarter, the company's Advanced PCS wireless product reached a significant milestone, with first-year-in-market subscriber levels reaching 104,000, following its September 1997 launch. About 50 percent of subscribers are taking advantage of the first-in-the-nation integrated features. Although U S WEST has been the sixth entrant in all of its markets, Advanced PCS exceeded the industry benchmark of 1 percent penetration in its first full year of operation. Yesterday, the company launched the product in its sixth major market - Seattle (including the entire Puget Sound area) - with innovative Internet text messaging and wireless dialtone features also available in other U S WEST Advanced PCS markets.
     Advanced PCS now reaches 13.5 million POPs in U S WEST's region.

     - The company's Internet access service, U S WEST.net - approaching its first year in market - recently exceeded the 70,000-subscriber level. During the quarter, the company completed its 45-city, 14-state deployment of the service, which began in October 1997. Last week U S WEST introduced worldwide access for its U S WEST.net customers.

                                    - more -

U S WEST Third Quarter Earnings - Page 2

     - U S WEST expanded availability during the quarter for MegaBit Services, its high-speed ADSL (Asymmetric Digital Subscriber Line) data offering, which began rolling out across the region in May 1998. The September completion of the ADSL rollout followed a pilot deployment of an earlier version of the technology in Phoenix late last year. Central offices now equipped with this next-generation data service reach about 5.5 million lines in more than 40 cities. By year-end 1998, the company projects it will have between 20,000 and 25,000 customers, more than double the August 1998 projection of U S WEST customers by Forrester Research and near the total projection for 1998 by Forrester and The Yankee Group for the entire local telecommunications sector.

     - The company continued ramping up for a late-1998 offering of its Choice TV and OnLine VDSL (Very-high-speed Digital Subscriber Line) service in
     Phoenix. VDSL enables delivery of Internet access and cable-like video services over copper wire to a television or computer.

"We met our financial commitments for the quarter and we're well positioned to capture new revenue streams in the future," said Sol Trujillo, president and CEO of U S WEST. "Our growth initiatives - particularly our wireless and data offerings - have really taken off. Despite a two-week work stoppage, our local revenue growth is steady, and we continue to rapidly build our ATM and IP networks."

Trujillo acknowledged that the work stoppage did affect U S WEST's ability to provide new service to customers, but the company has caught up with most of the backlog. CWA approved the new contract on Oct. 9, with nearly 70 percent approval.

"In the end, the company achieved its objectives in the bargaining process," said Trujillo. "This landmark agreement not only includes a solid wage package for our employees, it possesses a ground-breaking pay-for-performance bonus plan for more than 7,000 customer service operations technicians. It also includes an important benchmark healthcare plan and call monitoring and recording enhancements. Ultimately, these changes will benefit both our customers and shareholders by improving productivity and service."

The company's 1995 labor agreement with CWA introduced the pay-for-performance concept with sales employees. Today, more than 85 percent of those employees take advantage of that voluntary program, and from 1995 to 1997 productivity among these sales employees rose between 24-36 percent in measures such as calls per rep per day and revenue per rep per day.

The company achieved its third quarter results while absorbing significant costs related to expansion of new growth businesses, expenses associated with mandated interconnection and number portability, and Year 2000 expenses.

During the quarter, the company saw continuing impacts from competition in its local telephony business. It now has re-sold more than 205,000 lines to competitors.

                                    - more -

U S WEST Third Quarter Earnings - Page 3

During the quarter, the Iowa Utilities Board approved a three-year price plan in which the company agreed to cap certain rates, and which allowed U S WEST to be more competitive and streamlined in its new product introductions. Iowa becomes the seventh among U S WEST's 14 states to adopt some form of regulation based on price, not rate of return.

Other third quarter highlights include:

Volumes and Penetration:

     - The number of searches conducted on the U S WEST Dex Internet Yellow Pages grew by 126 percent, compared to third quarter 1997. In addition, independent market research indicates that this usage is meaningful traffic, which truly links buyers and sellers. In Denver, for instance, this research shows that more consumers use the Dex Internet Yellow Pages to actually follow up and contact merchants and make purchases than any other Internet Yellow Pages or local city guide site. Dex also began selling Web site design and local Internet banner advertising packages to small businesses, and is seeing strong sales results. In the first 90 days of sales, nearly 1,000 small businesses have purchased web site design from U S WEST Dex.

     - Residential penetration levels at the end of the quarter for the company's most popular custom calling features remained strong: Caller ID,
     33.6 percent, Voice Messaging, 18.5 percent (tops in the industry) and Call Waiting, 35.7 percent.

     - The addition of 584,000 access lines (adjusted for the sales of selected rural exchanges) over the past 12 months for a normalized growth rate of
     3.7 percent. The company said some of the slowdown in this growth rate for the quarter is attributable to the work stoppage. On an adjusted basis, business access lines grew at 3.9 percent; residential access lines grew at
     3.6 percent; and residential additional lines grew 19.4 percent, reaching a penetration level of 15.2 percent. Special access services growth was 29.9 percent year-over-year. On a "voice-grade-equivalent" basis, access line growth was 9.4 percent.

     - On the small business side, total access lines equipped with Centrex services grew to nearly 1.4 million, a 50 percent year-over-year increase.

Sales and Revenues:

     - Local service revenues rose by 6.4 percent year over year. Local service revenues on the consumer side were up 8.7 percent.

     - Published revenue growth for U S WEST Dex was 7.1 percent year over year.

     - Revenues from vertical services increased by nearly 10 percent for the quarter.

     - Revenue from U S WEST's data group, !NTERPRISE, grew 51 percent this quarter to $140 million.

                                    - more -

U S WEST Third Quarter Earnings - Page 4

     - A 19 percent increase in private line and special access revenues, which totaled $257 million for the third quarter - a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

Costs and Margins:

     - Absorbed approximately $60 million in incremental expenses related to interconnection, number portability and Year 2000 during the quarter.

U S WEST (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS, data networking, directory and information services - to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.


[Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets;
(ii) changes in demand for the Company's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures, and operating expenses (such as costs associated with year 2000 remediation); (iv) the loss of significant customers; (v) pending regulatory actions in state jurisdictions; (vi) regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vii) a change in economic conditions in the various markets served by the Company's operations that could adversely affect the level of demand for telephone, wireless, directories or other services offered by the Company; (viii) greater than anticipated competitive activity requiring new pricing for services; (ix) higher than anticipated start-up costs associated with new business opportunities; (x) increases in fraudulent activity with respect to wireless services; (xi) delays in the Company's ability to begin offering interLATA long-distance services;
(xii) consumer acceptance of broadband services, including telephony, data, and wireless services; or (xiii) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.]


                                       ###



Further information: Larry Thede, 303-896-3550; Rodney Miller, 303-896-3096; Hadley Evans, 303-896-5706.

NOTE:  This  release  and the  financial  statements  will be  available  on the
Internet   after  7  a.m.   (MDT)  by  accessing  U  S  WEST's   Internet  site:
www.uswest.com.